UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CommunitySouth Financial Corporation
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6602 Calhoun Memorial Highway

Easley, South Carolina 29640
(864) 306-2540

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

We cordially invite you to attend the 2009 Annual Meeting of Shareholders of CommunitySouth Financial Corporation.  At the meeting, we will report on our performance in 2008 and answer your questions.  We are excited about our accomplishments in 2008 and look forward to discussing both our accomplishments and our 2009 plans with you.  We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 19, 2009 at 11:00 a.m. at The Marriott, 1 Parkway East, Greenville, South Carolina 29615, for the following purposes:

1.             To elect four members to the board of directors; and

2.                                       To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 27, 2009 are entitled to attend and vote at the meeting.  A complete list of these shareholders will be available at our offices prior to the meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By Order of the Board of Directors,

Daniel E. Youngblood
Chairman of the Board of Directors

April 10, 2009

Easley, South Carolina

COMMUNITYSOUTH FINANCIAL CORPORATION

6602 Calhoun Memorial Highway

Easley, South Carolina 29640

Proxy Statement for the Annual Meeting of

Shareholders to be Held on May 19, 2009

Our board of directors is soliciting proxies for the 2009 Annual Meeting of Shareholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

The board set March 27, 2009 as the record date for the meeting.  Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote.  There were 4,698,697 shares of common stock outstanding on the record date.  A majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

When you sign the proxy card, you appoint C. Allan Ducker, III and David A. Miller as your representatives at the meeting.  Messrs. Ducker and Miller will vote your proxy as you have instructed them on the proxy card.  If you submit a proxy but do not specify how you would like it to be voted, Messrs. Ducker and Miller will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors.”  We are not aware of any other matters to be considered at the meeting.  However, if any other matters come before the meeting, Messrs. Ducker and Miller will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon.  A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority, and shares subject to a broker non-vote on a matter will not be considered to be entitled to vote on the matter at the meeting.  In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report on Form 10-KSB or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered.  Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so.  We are distributing this proxy statement on or about April 10, 2009.

Important Notice of Internet Availability. The proxy statement, 2008 Annual Report on Form 10-K, and the 2008 Annual Report Overview are available to the public for viewing on the Internet at www.cfpproxy.com/5790.

In addition, the above items and other SEC filings are also available to the public on the SEC’s website on the Internet at www.sec.gov.  Upon written or oral request by any shareholder, we will deliver a copy of our Form 10-K. In addition, upon written or oral request, we will also promptly deliver a copy of this proxy statement or the enclosed overview to our shareholders at a shared address to which a single copy of the document was delivered.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting.  The current terms of the Class II directors will expire at the meeting.  The terms of the Class III directors expire at the 2010 annual shareholders meeting and the terms of the Class I directors will expire at the 2011 annual shareholders meeting.  Our directors and their classes are:

Class I	Class II	Class III

C. Allan Ducker, III	David Larry Brotherton	G. Dial DuBose
David W. Edwards	David A. Miller	Joanne M. Rogers
R. Wesley Hammond	Arnold J. Ramsey	B. Lynn Spencer
W. Michael Riddle	J. Neal Workman, Jr.	Daniel E. Youngblood
John W. Hobbs

Shareholders will elect four nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2012 annual meeting of shareholders.  The directors will be elected by a plurality of the votes cast at the meeting.  This means that the four nominees receiving the highest number of votes will be elected.

The board of directors recommends that you elect Messrs. Brotherton, Miller, Ramsey, and Workman as Class II directors.

If you submit a proxy but do not specify how you would like it to be voted, Messrs. Ducker and Miller will vote your proxy to elect Messrs. Brotherton, Miller, Ramsey, and Workman.  If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Ducker and Miller will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees.  All nominees are original directors and are also organizers and directors of our subsidiary, CommunitySouth Bank & Trust. All of our current directors, including the nominees, have been directors of CommunitySouth Financial Corporation since 2004, with the exception of Mr. Hobbs, who has been a director since November 2006.

The board unanimously recommends a vote FOR these nominees.

David Larry Brotherton, 59, Class II director, is the owner and president of Ortec, Inc., a custom chemical manufacturer, which he founded in 1980.  Dr. Brotherton graduated from Tusculum College in 1970 with a B.S. degree in chemistry and the University of Tennessee in 1974 with a Ph.D. in chemistry.  Dr. Brotherton has been active in both professional and community organizations.  He currently serves as a Trustee and the Chair of the Audit Committee of Tusculum College and on the advisory board of the University of Tennessee College of Arts & Science and Department of Chemistry.  In addition, he is past president of the Pickens County YMCA.  Dr. Brotherton has also been active in Brushy Creek Baptist Church since 1979.  He has served as Deacon, Chair of Deacons, Trustee, Chair of Trustees, Chair of Finance Committee, Sunday School Teacher and Chair of Personnel Committee.  Dr. Brotherton also served as a local advisory board member of American Federal and Central Carolina Bank from 1996 to 2004.

David A. Miller, 41, Class II director, is the president and the chief operating officer of our bank.  Mr. Miller has over 19 years experience as a banker. He served as city executive and senior vice president of Arthur State Bank from March 2003 until March 2004 until he left to form our bank.  Prior to his employment with Arthur State Bank, Mr. Miller served as team leader and vice president of SouthTrust Bank from June 1999 until March 2003.  From June 1993 until June 1999, he served as a commercial lender and vice president of CCB

Financial Corporation.  Mr. Miller graduated from the University of South Carolina in 1989 with a B.S. degree in business administration and the University of Oklahoma National Commercial Lending School in 1995.  He is active in Sertoma, and other civic organizations in the Spartanburg community.

Arnold J. Ramsey, 60, Class II director, has been the owner and president of Ramsey Appraisal Service since 1993.  Mr. Ramsey has been valuing property for over 30 years and has been involved with numerous residential development projects in the Upstate of South Carolina.  Mr. Ramsey began his career as a lender and staff appraiser for First Federal Savings and Loan and has seven years of banking experience.  He graduated in 1970 from Clemson University with a B.S. degree in industrial management.  Mr. Ramsey is a member of the Spartanburg Homebuilders Association and the Spartanburg Board of Realtors.

J. Neal Workman, Jr., 62, Class II director, has been the president and owner and now chairman of the board of Trehel Corporation, a general contractor serving the commercial and industrial segment of the entire Upstate, since 1982.  Mr. Workman is the president of Pendleton Properties, a metal buildings company.  He graduated from Wofford College in 1969 with a B.A. degree in economics.  Mr. Workman is active in the Upstate community.  He currently serves as the Area Commissioner for Tri-County Technical College, as the State Chair of Heritage Corridor, and on Clemson University Industry Advisory Board for College of Architecture and Humanities.  Mr. Workman is also a member of the Anderson Chamber of Commerce and a member of the Seneca, Greater Greenville, Spartanburg and Walhalla Chambers of Commerce.  He is past chairman of the Anderson County Economic Development Partnership and past chair of the Oconee Alliance.  Mr. Workman was also the 1999 Clemson Area Chamber of Commerce Business Person of the Year, recipient of Clemson Rotary Club’s 2005 Community Service award, Oconee County’s South Carolina Ambassador for Economic Development, and inducted in 2006 into Seneca Chamber of Commerce’s Hall of Fame. He also served on the local advisory board of First Citizens Bank in Clemson from 1999 to 2004.

Set forth below is also information about each of our other directors and executive officers.

C. Allan Ducker, III, 47, Class I director, is our chief executive officer.  He has over 25 years experience as a banker.  He served as senior vice president and Pickens County executive for Carolina First Bank for six months until he left to form our bank.  Prior to his employment with Carolina First Bank, Mr. Ducker served as executive vice president and South Carolina state president for MountainBank for one year.  Before joining MountainBank, Mr. Ducker served as senior vice president and regional executive for Bank of America for six years.  Mr. Ducker graduated from The Citadel in 1984 with a B.S. degree in business administration.  He has also been active in various civic organizations in the Pickens County area.  Since 1994, Mr. Ducker has served as a director of the Pickens County YMCA and he is a member of the Easley Rotary Club.  He is past treasurer of the Pickens County YMCA, past director of the United Way, and past chairman of Pickens County Friends of Scouting.

David W. Edwards, 62, Class I director, is the owner and president of Dave Edwards Toyota, a Toyota dealership that he established 1982.  Mr. Edwards has been involved in the automotive sales business for over 38 years.  He received a B.S. degree in business administration from Mars Hill College in 1968.  Mr. Edwards is Deacon of First Baptist Church in Spartanburg and has served on the board for Mobile Meals and the YMCA.  He also served on the local advisory board of Palmetto Bank from 1999 to 2002.

R. Wesley Hammond, 60, Class I director, sold his family business, HBJ Home Furnishings, in July of 2008 after 101 years in business. He now devotes his time to real estate and other investments. Mr. Hammond graduated from Wofford College in 1973 with a B.S. degree in English.  He is a past president and past chairman of the executive committee of the Southern Home Furnishings Association, and is the past chairman of the association’s Insurance Trust.  Mr. Hammond served on board of First Federal Savings and Loan (later First Spartan Financial Corp.) and was a member of it’s audit, community reinvestment, and conflict of interest committees.  He also served on the board of the Spartanburg Chamber of Commerce and is a graduate of Leadership Spartanburg. He was on the local advisory board of BB&T for several years.

W. Michael Riddle, 67, Class I director, has been an oral and maxillofacial surgeon in Easley, South Carolina since 1984.  Dr. Riddle graduated from Wofford College in 1964 with a B.S. degree in biology, the Medical College of Virginia School of Dentistry in 1968 with a D.D.S., and the Duke University Medical Center with a certificate of completion of residency in oral and maxillofacial surgery in 1984.  He has been active in the community through business, civic, and church activities.  Dr. Riddle was past president of the South Carolina Society of Oral and Maxillofacial Surgeons.  He was also past president and 25 year member of the Easley Rotary Club and was designated a Paul Harris Fellow.  Dr. Riddle is a founding member of St. Matthias Lutheran Church and was the original secretary and treasurer.  He is a past member of the Pickens County Committee for the Blue Ridge Council of the Boy Scouts of America.  Dr. Riddle also served as a local advisory board member for Bank of America (Pickens County) from 1998 to 2001.

G. Dial DuBose, 48, Class III director, has served as the vice president of operations for Town and Country Realty of Easley, Inc. since 1987, and as president of Nalley Garrett Motels, Inc. since 1987.  Mr. DuBose graduated from Wofford College in 1983 with a B.S. degree in psychology.  Currently, Mr. DuBose serves as vice chairman of the South Carolina Public Service Authority, and Trustee of the Palmetto Economic Development Association.  He is past vice chairman of the Pickens County Council and former chairman of the South Carolina Hospitality Association.  In addition, Mr. DuBose served on the Upstate Alliance board of directors and the Easley and Upstate advisory boards for First Union and Wachovia from 1998 to 2004.

Joanne M. Rogers, 60, Class III director, has been a partner and the president of Lakeview Partners and Palmetto Storage since June 2003 and is a Director/Partner of Carebridge Adult Daycare, LLC.  Ms. Rogers spent over 30 years as a public school educator and administrator in Spartanburg Districts 1 and 3 and achieved her principal and supervisory certifications.  She was the director for the gifted and talented services in District 3.  Ms. Rogers was also active in the grant programs and became the administrator for the after school program that served five districts across South Carolina.  Ms. Rogers graduated in 1971 from Limestone College with a B.A. degree in elementary education and received her master’s degree in education from the University of South Carolina — Spartanburg/Columbia in 1988.  Ms. Rogers has served on the board of directors of the Adoption Advocacy.  She has also volunteered with Mobile Meals.  Ms. Rogers is a member of Holly Springs Baptist Church.

B. Lynn Spencer, 49, Class III director, has been co-owner and Broker-In-Charge with Spencer/Hines Properties, a commercial real estate firm located in Spartanburg, South Carolina, since 1994.  Mr. Spencer is a member of the state and national CCIM Chapter, is a graduate of Leadership Spartanburg, and served as president for the State CCIM Chapter in 2001.  He is currently a member of the South Carolina Economic Developers’ Association. Lynn has served on the Board of Directors for the Piedmont Chapter of the American Red Cross and on the Board of Directors for the YMCA/Spartanburg. He also served on the advisory board for The National Bank of South Carolina from 2001 to 2004.

Daniel E. Youngblood, 53, Class III director, is the chairman of our board. He is the owner and president of Youngblood Development Corp., a commercial and residential real estate development company, since 1983.  He is also the managing partner of Mainstream Golf, LLC, a company that operates a golf course.  Mr. Youngblood graduated from Clemson University in 1977 with a B.S. degree in administrative management.  He served as chairman of the board of the Economic Alliance of Pickens County from 1997 to 2005.  He has also served on the regional/local advisory boards for Central Carolina Bank & Trust Company from 1994 to 2004 and Wachovia from 1983 to 1993.

John W. Hobbs, 46, Class III director, is our chief financial officer.  Mr. Hobbs is a CPA with over 20 years of banking experience. He served as chief financial officer of Carolina National Bank from February 2002 until May 2004 until he left to join our bank.  Prior to joining Carolina National Bank, he served as the chief financial officer of First National Bank of the Carolinas from July 1996 until February 2002.  Mr. Hobbs began his banking career as the controller of Standard Federal Savings Bank.  He graduated from the University of South Carolina in 1984 with a B.S. degree in accounting.

Family Relationships. There are no family relationships among members of our board of directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Attendance at Board, Committee and Annual Shareholders’ Meetings

During the year ended December 31, 2008, our board of directors held 12 meetings.  All of the directors attended at least 75% of the aggregate of the board meetings and committee meetings on which such board members served during this period.

We have adopted a policy which requires our directors to attend the annual shareholders meeting absent unusual or extenuating circumstances.  Twelve of the thirteen directors attended the annual meeting last year.

Independence

Our board of directors has determined that Messrs. Brotherton, Edwards, DuBose, Hammond, Ramsey, Riddle, Spencer, Workman and Ms. Rogers are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock Market, the exchange that we selected in order to determine whether its directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-K.

Board Committees

Our board of directors has appointed a number of committees, including an audit committee, a nominating and corporate governance committee, and a compensation committee.

Audit Committee

Our audit committee is composed of Wesley Hammond, Joanne Rogers, and Dr. Michael Riddle, each of whom is “independent” as contemplated in the listing standards of The NASDAQ Stock Market.  The audit committee, which met five times in 2008, has the responsibility of reviewing the company’s financial statements, evaluating internal accounting controls, and determining that all audits and examinations required by law are performed.  The audit committee recommends to the board the appointment of the independent accountants for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent accountants the results of the audit and management’s responses.  For additional information regarding the audit committee, see “Audit Committee Matters” included in this proxy statement.

Nominating and Corporation Governance Committee

Our nominating and corporate governance is composed of Neal Workman, Dr. Larry Brotherton, Daniel E. Youngblood, and Wesley Hammond.  Mr. Youngblood is not considered “independent” as contemplated in the listing standards of The NASDAQ Stock Market.  The committee, which met one time in 2008, recommends nominees for election to the board of directors.  The committee acts under a written charter adopted by the board of directors on March 15, 2005.

For directors previously elected by shareholders to serve on the board and whose terms of service are expiring, the nominating committee considers whether to recommend to the board the nomination of those directors for re-election for another term of service.  The nominating committee also considers whether to recommend to the board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Our committee will consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws.  Shareholders must submit the name of the person to the secretary of the company in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders.  Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In evaluating such recommendations, the committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our boards.   While no single factor is determinative, the following factors are considered by the nominating committee in considering any potential nominee:

•                  educational background, work experience, business acumen,

•                  ability to grasp business and financial concepts, knowledge or experience related to banking or financial services,

•                  previous service on boards (particularly of public companies),

•                  willingness and ability to devote time and energy to the duties of a director,

•                  a desire and ability to help enhance shareholder value,

•                  reputation in the community,

•                  character,

•                  whether the nominee has any history of criminal convictions or violation of SEC rules,

•                  actual or potential conflicts of interest, and

•                  any other factor that the nominating committee considers relevant to a person’s potential service on the Board of Directors.

The board also considers the foregoing criteria in determining whether to nominate any person for election by the shareholders.  In determining whether to nominate any person for election by the shareholders, the board assesses the appropriate size of the board, consistent with the bylaws of the company, and whether any vacancies on the board are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the board will consider various potential candidates for director recommended by the nominating committee.  Candidates may come to the attention of the nominating committee or board through a variety of sources including, but not limited to, current members of the board, shareholders, or other persons.  The nominating committee and board consider properly submitted recommendations by shareholders who are not directors, officers, or employees of the company on the same basis as candidates recommended by any other person.

The company does not pay a third party to assist in identifying and evaluating candidates.

Compensation Committee

Our compensation committee is composed of Dr. Larry Brotherton, Joanne Rogers, Daniel E. Youngblood, and Arnold Ramsey. Each member, except for Mr. Youngblood, is considered “independent” as contemplated in the listing standards of The NASDAQ Stock Market.  The compensation committee does not have a charter.  The committee, which met eight times during 2008, reviews executive compensation matters and makes recommendations to our board of directors regarding the amount and form of salaries, benefits and other compensation for our executive officers.  The compensation committee may form and delegate authority to subcommittees as it deems appropriate, though it has not formed or delegated authority to any such subcommittee to date.  The compensation committee evaluates the performance of and makes compensation recommendations to the board of directors with respect to our chief executive officer and, with input from our chief executive officer, evaluates the performance of and makes recommendations to the board of directors with respect to the compensation of our other executive officers.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers.  A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at CommunitySouth Financial Corporation, 6602 Calhoun Memorial Highway, Easley, South Carolina 29640.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows the compensation we paid for the years ended December 31, 2008, 2007 and 2006 to our chief executive officer and all other executive officers who earned over $100,000 for the year ended 2008 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus	All Other Compensation*	Total Compensation

Allan Ducker	2008	$195,000	$—	$—	$195,000
Chief Executive Officer	2007	$180,000	$46,350	$—	$226,350
	2006	$140,000	$10,000	$—	$150,000

David Miller	2008	$190,000	$—	$11,701	$201,701
President	2007	$180,000	$46,350	$11,233	$237,583
	2006	$140,000	$10,000	$—	$150,000

John Hobbs	2008	$148,000	$—	$—	$148,000
Chief Financial Officer	2007	$140,000	$36,050	$—	$176,050
	2006	$110,000	$10,000	$—	$120,000

* Includes family health insurance coverage, club dues, value attributed to personal use of company auto, company contributions to 401(k), and term life insurance premiums. Such compensation is only listed for named executive officers that exceed $10,000 in perquisites.

Employment Agreements

In December 2008, we entered into an employment agreement with Mr. Ducker, which includes the following principal terms:

•                  Serves as chief executive officer of the company and the bank;

•                  Minimum base salary of $195,000, which may be increased annually by the board of directors;

•                  Term of three years, which is extended automatically at the end of each day so that the remaining term continues to be three years;

•                  Entitled to family medical, dental, vision, life, and disability insurance, and a reasonable car allowance not to exceed $750 per month;

•                  Participates in our retirement, welfare, and other benefit programs;

•                  Receives reimbursement for club dues and travel and business expenses;

•                  Prohibited from disclosing our trade secrets or confidential information;

•                  If we terminate Mr. Ducker’s employment without cause, he will be entitled to severance equal to 24 months of his then base salary and 24 months of coverage of family medical, dental, vision, disability insurance and a reasonable car allowance not to exceed $750 per month;

•                  Following a change in control, Mr. Ducker will be entitled to severance equal to 2.99 times his then base annual salary and 36 months of coverage of family medical, dental, vision, disability insurance and a reasonable car allowance not to exceed $750 per month; and

•                  During his employment and for a period of 24 months thereafter, Mr. Ducker may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining an ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

In December 2008, we entered into an employment agreement with Mr. Miller, which includes the following principal terms:

•                  Serves as president of the company and the bank;

•                  Minimum base salary of $190,000, which may be increased annually by the board of directors;

•                  Term of three years, which is extended automatically at the end of each day so that the remaining term continues to be three years;

•                  Entitled to family medical, dental, vision, life, and disability insurance, and a reasonable car allowance not to exceed $750 per month;

•                  Participates in our retirement, welfare, and other benefit programs;

•                  Receives reimbursement for club dues and travel and business expenses;

•                  Prohibited from disclosing our trade secrets or confidential information;

•                  If we terminate Mr. Miller’s employment without cause, he will be entitled to severance equal to 24 months of his then base salary and 24 months of coverage of family medical, dental, vision, disability insurance and a reasonable car allowance not to exceed $750 per month;

•                  Following a change in control, Mr. Miller will be entitled to severance equal to 2.99 times his then base annual salary and 36 months of coverage of family medical, dental, vision, disability insurance and a reasonable car allowance not to exceed $750 per month; and

•                  During his employment and for a period of 24 months thereafter, Mr. Miller may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining an ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

In December 2008, we entered into an employment agreement with Mr. Hobbs, which includes the following principal terms:

•                  Serves as chief financial officer of the company and the bank;

•                  Minimum base salary of $148,000, which may be increased annually by the board of directors;

•                  Term of two years, which is extended automatically at the end of each day so that the remaining term continues to be two years;

•                  Entitled to family medical, dental, vision, life, and disability insurance;

•                  Participates in our retirement, welfare, and other benefit programs;

•                  Prohibited from disclosing our trade secrets or confidential information;

•                  If we terminate Mr. Hobbs’ employment without cause, he will be entitled to severance equal to 12 months of his then base salary and 12 months of coverage of family medical, dental, vision, and disability insurance;

•                  Following a change in control, Mr. Hobbs will be entitled to severance equal to 24 months of his then base salary and 24 months of coverage of family medical, dental, vision, and disability insurance;  and

•                  During his employment and for a period of 12 months thereafter, Mr. Hobbs may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining an ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

Outstanding Equity Awards at Fiscal Year End

Name Position		Number of Securities Underlying Unexercised Options/Warrants Exercisable	Number of Securities Underlying Unexercised Options/Warrants Unexercisable	Exercise Price	Expiration Date
Allan Ducker	Options	187,478	0	$6.40	3/15/2015
Chief Executive Officer	Warrants	7,577	0	$6.40	3/15/2015
		195,055

David Miller	Options	187,478	0	$6.40	3/15/2015
President	Warrants	7,577	0	$6.40	3/15/2015
		195,055

John Hobbs	Options	77,706
Chief Financial Officer		77,706	0	$6.40	3/15/2015

Director Compensation

Our bylaws permit our directors to receive reasonable compensation as determined by a resolution of the board of directors. The following Summary Compensation table shows the compensation we paid for the year ended December 31, 2008. See the Right to Acquire column of the Security Ownership of Certain Beneficial Owners and Management section for each director’s aggregate number of option awards outstanding at fiscal year end.

Name	Year	Fees Earned or Paid in Cash	Total
David Larry Brotherton	2008	$11,500	$11,500
G. Dial DuBose	2008	$12,000	$12,000
David W. Edwards	2008	$11,000	$11,000
R. Wesley Hammond	2008	$12,000	$12,000
Arnold J. Ramsey	2008	$11,500	$11,500
W. Michael Riddle	2008	$12,000	$12,000
Joanne M. Rogers	2008	$11,500	$11,500
B. Lynn Spencer	2008	$12,000	$12,000
J. Neal Workman, Jr.	2008	$12,000	$12,000
Daniel E. Youngblood	2008	$11,500	$11,500

Equity Compensation Plan Information

The following table sets forth the equity compensation plan information at December 31, 2008.  All option and warrant information has been adjusted to reflect all prior stock splits and dividends.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column(a))

Equity compensation plans approved by security holders	764,113	$7.08	222,613

Equity compensation plans not approved by security holders	171,404	$6.40	0

Total	935,517	$6.96	222,613

(1)          The shares available for issuance is currently set at 21% of our outstanding shares. On January 16, 2006 the company adopted a resolution that terminated the “evergreen” provision of the Company 2005 Stock Incentive Plan. As a result, the number of shares of common stock issuable under the plan shall not be further increased in connection with any future share issuances by the company.

(2)          Each of our organizers received, for no additional consideration, a warrant to purchase one share of common stock for $10.00 per share for every two shares they purchased in the offering, up to a maximum of 10,000 shares per organizer.  The warrants are represented by separate warrant agreements.  The warrants vested on May 18, 2005, 120 days after the date of the opening of the bank, and they are exercisable in whole or in part during the 10 year period following that date.  If the South Carolina Board of Financial Institutions or the FDIC issues a capital directive or other order requiring the bank to obtain additional capital, the warrants will be forfeited, if not immediately exercised.

AUDIT COMMITTEE MATTERS

Our audit committee is composed of three independent directors and operates under a written charter adopted by the board on January 12, 2005.  The board of directors has determined that Wesley Hammond, Dr. Michael Riddle, and Joanne Rogers are independent, as contemplated in the listing standards of The NASDAQ Stock Market.  None of the current members of the audit committee nor any other member of our board qualifies as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission.  As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our board and otherwise meet our requirements for service.  At the present, we do not know if or when we will appoint a new board member that qualifies as an audit committee financial expert.  Although none of audit committee members qualify as “financial experts” as defined in the SEC rules, each of our members has made valuable contributions to the company and its shareholders as members of the audit committee.  The board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such Acts.

The audit committee has reviewed and discussed with management the audited financial statements.  The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61.  The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has discussed with the independent auditors the independent auditor’s independence from the company and its management.  In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2008 for filing with the SEC.

The report of the audit committee is included herein at the direction of its members, Wesley Hammond, Dr. Michael Riddle, and Joanne Rogers.

Auditing and Related Fees

Independent Auditors

Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2008.  We have selected Elliott Davis, LLC to serve as our independent accountants for the year ending December 31, 2009.  We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have an opportunity to make a statement if he or she desires to do so.

Audit Fees

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Elliott Davis, LLC for the fiscal years ended December 31, 2008 and 2007.

	Year Ended December 31, 2008	Year Ended December 31, 2007
Audit Fees	$54,900	$48,600
Audit-Related Fees	8,500	10,555
Tax Fees	14,450	21,600
Total	$77,850	$80,755

Audit Fees.  This category includes the aggregate fees billed for professional services rendered by Elliott Davis, LLC for the audit of our annual consolidated financial statements and the limited reviews of our quarterly condensed consolidated financial statements for the years ended December 31, 2008 and 2007.

Audit-Related Fees.  This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2008 and 2007.  These services principally include presentations to the board of directors, Audit Committee and/or employees related to stock splits, stock options, etc.

Tax Fees.  This category includes the aggregate fees billed for tax services rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2008 and 2007.  These services include preparation of state and federal tax returns, as well as amounts related to South Carolina Jobs Tax Credits.

Oversight of Accountants; Approval of Accounting Fees

Under the provisions of its charter, the audit committee is responsible for the appointment, compensation, retention and oversight of the work of the independent accountants.  These services may include audit services, audit-related services, tax services and other services.  The audit committee approves the fees for each specific category of service.  The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent accountant.

All of the principal accounting services and fees reflected in the table above were reviewed and approved by the audit committee.  The accountants represented to the audit committee that the services were performed with fifty (50) percent or more of individuals who were employees of the independent accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

General

                The following table shows how much common stock is owned by our directors, named executive officers, directors and executive officers as a group, and owners of more than 5% of the outstanding common stock, as of March 27, 2009.  Unless otherwise indicated, the mailing address for each beneficial owner is in care of CommunitySouth Financial Corporation, 6602 Calhoun Memorial Highway, Easley, South Carolina 29640.

Name	Number of Shares Owned (1)	Right to Acquire (2)	% of Beneficial Ownership(3)
David Larry Brotherton	89,219	26,563	2.45%
G. Dial DuBose	39,138	25,390	1.37%
C. Allan Ducker, III	17,656	195,056	4.35%
David W. Edwards	77,531	39,063	2.46%
R. Wesley Hammond	35,216	19,531	1.16%
David A. Miller	13,656	195,056	4.26%
John W. Hobbs	7,810	77,706	1.79%
Arnold J. Ramsey	39,453	19,531	1.25%
W. Michael Riddle	55,296	27,344	1.75%
Joanne M. Rogers	75,781	39,063	2.42%
B. Lynn Spencer	78,656	39,063	2.48%
J. Neal Workman, Jr.	76,896	39,063	2.45%
Daniel E. Youngblood	78,031	39,063	2.47%

All executive officers and directors as a group (13 persons)	684,339	781,492	26.75%

(1)                                  Includes shares for which the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)                                  Includes shares that may be acquired within the next 60 days of March 27, 2009 by exercising vested stock options or warrants but does not include any unvested stock options or warrants.

(3)                                  For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.  For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options or warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options.  The calculations are based on 4,698,697 shares of common stock outstanding on March 27, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates.  It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.  We do not expect these transactions to involve more than the normal risk of collectability nor present other unfavorable features to us.  Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

We purchased the site for the permanent branch office in Easley on March 16, 2005 from one of our directors, Daniel E. Youngblood.  The purchase price for the property was $775,000.  We received two MAI appraisals that valued the property at the purchase price. In 2007, the Spartanburg branch location was leased for $6,500 per month from Rogers and Ramsey LLC, a company in which two directors, Arnold Ramsey and Joanne Rogers, have a partnership interest. The Mauldin location leasehold improvements and the main office headquarters were constructed by Trehel Construction, a company owned by one of our directors, Neil Workman Jr.  In 2007 and 2008, the loan operations center in Easley was leased for $3,000 per month from a partnership in which a company director, Danny Youngblood, has a partnership interest. We believe that all lease rates and construction costs are comparable to transactions within unrelated persons.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

As required by Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, its executive officers, and certain individuals are required to report periodically their ownership of the Company’s common stock and any changes in ownership to the SEC.  Based on review of Forms 3, 4, and 5 and any representations made to the company, the Company believes that all such reports for these persons were filed in a timely fashion during 2008.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to our 2010 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 17, 2009.  To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws.  It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

OTHER MATTERS

The board is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.  The cost of solicitation of proxies will be borne by the company.  In addition to solicitations by mail, directors, officers and regular employees of the company may solicit proxies personally or by telegraph or telephone without additional compensation.

The board has implemented a process for shareholders of the company to send communications to the board.  Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the secretary of the company, at CommunitySouth Financial Corporation, 6602 Calhoun Memorial Highway, Easley, South Carolina 29640.  The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

April 10, 2009

Easley, South Carolina

PROXY SOLICITED FOR ANNUAL MEETING

OF SHAREHOLDERS OF

COMMUNITYSOUTH FINANCIAL CORPORATION

To be held on May 19, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints C. Allan Ducker, III and David A. Miller, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of CommunitySouth Financial Corporation. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at The Marriott, 1 Parkway East Greenville, South Carolina 29615, on May 19, 2009 at 11 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged.  These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted “for” Proposal No. 1.  In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the annual meeting, or any adjournment thereof.

1.                                       PROPOSAL to elect the four identified Class II directors.

David Larry Brotherton
David A. Miller
Arnold J. Ramsey
J. Neal Workman, Jr.

☐	FOR all nominees	☐	WITHHOLD AUTHORITY
	listed (except as marked to the contrary)	to vote for all nominees

(INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

Dated:	, 2009	Dated:	, 2009

Signature of Shareholder(s)		Signature of Shareholder(s)

Please sign exactly as name or names appear on your stock certificate.  Where more than one owner is shown on your stock certificate, each owner should sign.  Persons signing in a fiduciary or representative capacity shall give full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.